Exhibit 23(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2001, in Amendment No.1 to the Registration Statement (Form S-1 No. 333-75512) and related Prospectus of RELM Wireless Corporation dated February 7, 2002.

                              /s/ Ernst & Young LLP

Jacksonville, Florida
February 4, 2002